EXHIBIT 99.2





Consolidated Report to
the Financial Community (Unaudited)
-------------------------------------------------------------------------------

                                     ________________________________________________________________
                                     |                                                               |
Second Quarter 2003 Highlights       |After Tax EPS Variance Analysis                        2nd Qtr.|
(Released August 5, 2003)            |-------------------------------                        --------|
                                     |2nd Quarter 2002 Basic EPS - GAAP Basis (Restated)     $  0.74 |
                                     |  Davis-Besse Incremental Expenses - 2002                 0.10 |
o  Non-GAAP  earnings   for   the    |                                                       ------- |
   second quarter,  before a loss    |2nd Quarater 2002 Normalized Earnings - Non-GAAP       $  0.84 |
   on discontinued operations and    |  Electric Gross Margin (Excl. Davis-Besse)              (0.15)|
   unusual  charges,  were  $0.39    |  Nuclear Operating Expenses (Excl. Davis-Besse)         (0.10)|
   per  share.   Excluding  costs    |  Pension and Other Post-Employment Benefits             (0.09)|
   associated       with      the    |  General Taxes                                          (0.04)|
   Davis-Besse  extended  outage,    |  Depreciation and Amortization                          (0.03)|
   normalized  non-GAAP  earnings    |  Financing Costs                                         0.12 |
   were $0.52 per share, compared    |  International Operations                               (0.03)|
   to  restated   second  quarter    |                                                       ------- |
   2002    normalized    non-GAAP    |2nd Quarter 2003 Normalized Earnings - Non-GAAP        $  0.52 |
   earnings  of $0.84 per  share.    |  Davis-Besse Incremental Expenses - 2003                (0.13)|
   Overall results for the second    |                                                       ------- |
   quarter of 2003  reflect a $58    |Subtotal - Non GAAP                                    $  0.39 |
   million  net loss,  or ($0.20)    |  Discontinued Operations - 2003 (Emdersa)               (0.23)|
   per   share,    compared    to    |  Unusual Charges - 2003 (See Page 8)                    (0.36)|
   restated  net  income  of $216    |                                                       ------- |
   million,  or $0.74 per  share,    |2nd Quarter 2003 Basic EPS - GAAP Basis                $ (0.20)|
   for the same period last year.    |                                                       ======= |
   These measures reflect adjust-    |_______________________________________________________________|
   ments expected to result from the announced restatement of the Company's 2002 and first quarter 2003 financial statements and from the restatements of the
   2001 and 2002 financial statements of Cleveland Electric Illuminating and
   Toledo Edison. Therefore, the measures reflected in this report include adjustments expected to result from the restatements. There can be no assurance that material changes to these measures will not result from the restatements.



2Q 2003 Results Compared With 2Q 2002
-------------------------------------

o Electric distribution deliveries decreased 3% driven largely by a 6% reduction in residential deliveries due to milder weather and a 3% reduction in industrial deliveries. Total electric generation sales increased 16% with higher wholesale sales more than offsetting a 4% decline in retail generation sales.

o Electric gross margin decreased $75 million after adjusting for changes in regulatory deferrals, the write-off of $153 million of JCP&L deferred energy costs, and Davis-Besse replacement power costs. This was largely driven by increased purchased power requirements to replace the lost generation output associated with longer than anticipated refueling outages at the Beaver Valley Unit 1 and Perry nuclear plants during the quarter. Adjusted electric sales revenues increased by $99 million due to higher wholesale spot sales and Basic Generation Service sales in New Jersey. Adjusted fuel and purchased power costs increased $174 million due to higher generation sales, coupled with the reduced generation output from our nuclear units.

o Nuclear operating expenses, excluding incremental expenses associated with the Davis-Besse outage, increased $52 million. The increase resulted from the two refueling outages in the second quarter of this year versus none last year.

o Pension and other post-employment benefit costs increased $45 million, continuing to reflect reduced asset values at the measurement date, reduced return assumptions on trust assets, and lower discount rates used to value projected obligations.

o General taxes increased $18 million as a result of higher payroll and kilowatt-hour taxes this year and a $9 million credit adjustment that lowered taxes in the second quarter last year.

o Total depreciation and amortization expenses, excluding adjustments, increased $13 million. The increase is primarily attributable to a $20 million increase in Ohio transition costs amortization and $10 million of depreciation expense associated with the Lake Plants in 2003. These expenses were partially offset by $17 million of lower nuclear decommissioning and depreciation expenses related to the implementation of SFAS No. 143.

o Net financing costs decreased as a result of our continued aggressive debt reduction program and refinancing activities. Financing activities during the quarter included $293 million in mandatory long-term debt redemptions, $472 million of refinancings and repricings, and $106 million in net debt issuance. Redemption and refinancing activities during the quarter and on a year-to-date basis will produce financing cost savings of $32 million and $47 million, respectively.

o Following abandonment of ownership interests in Emdersa, a distribution holding company in Argentina, FirstEnergy recognized a one-time, non-cash charge of $67 million, or $0.23 per share, as a loss on discontinued operations in the second quarter. FirstEnergy's income tax payments in 2003 will be reduced as a result of the abandonment and the Company reserved the full estimated tax benefit of $129 million pending final IRS determination.

o Net income from international operations, before the loss on discontinued operations and the impairment of a note receivable related to the 2002 sale of 79.9% of Avon Energy Partners Holdings to Aquila, decreased $10 million from the second quarter of last year when we owned 100% of Avon for a portion of the quarter.

o Unusual charges reduced earnings by $0.36 per share for the quarter. The unusual charges included: a one-time charge of $159 million related to the New Jersey Board of Public Utilities' disallowance of the recovery of $153 million of the deferred energy costs and approximately $6 million of other costs; a $13 million impairment of a note receivable; and a $6 million loss on the sale of a natural gas subsidiary.

2Q 2003 Earnings Impact Associated with Davis-Besse
---------------------------------------------------

o Incremental expenses associated with the extended outage at Davis-Besse during the quarter totaled $63 million, or $0.13 per share ($41 million of replacement power costs and $22 million of O&M expenses).

Earnings Guidance Revision
--------------------------

o FirstEnergy changed its 2003 non-GAAP earnings guidance to $2.68 to $2.88 per share from the previous non-GAAP earnings guidance of $3.35-$3.55 per share. The non-GAAP earnings guidance excludes incremental costs associated with the extended Davis-Besse outage, as well as unusual charges. Please see page 3 for additional details.


For additional information, please contact:
    Kurt E. Turosky        Terrance G. Howson        Thomas C. Navin
    Director,              Vice President,           Treasurer
    Investor Relations     Investor Relations        (330) 384-5889
    (330) 384-5500         (973) 401-8519

                     2003 Revised Non-GAAP Earnings Guidance
 Excluding Davis-Besse Outage Costs, Discontinued Operations, Cumulative Effect
                  of Accounting Changes and Unusual Charges (1)



                                                                   ($ per share)
                                                                   -------------

  Original 2003 Non-GAAP Earnings Guidance (1)                    $3.35 - $3.55

  Less:  Perry/Beaver Valley 1 Refueling Outage Extensions (2)        (0.13)
  Less:  Increased PJM Wholesale Prices (3)                           (0.09)
  Less:  Generation Margin (4)                                        (0.13)
  Less:  Nuclear Operating & Maintenance Costs (5)                    (0.03)
  Less:  JCP&L Service Reliability Improvements (6)                   (0.04)
  Less:  JCP&L Rate Case Decision (7)                                 (0.08)
  Less:  Revised Accounting Methodology (8)                           (0.17)
                                                                      ------

  Revised 2003 Non-GAAP Earnings Guidance (1,9)                   $2.68 - $2.88


Notes:
    (1) Revised earnings guidance excludes incremental O&M and replacement energy costs for the Davis-Besse outage, discontinued operations, cumulative effect of accounting changes and unusual charges (see page
         8)
    (2) Higher nuclear operating expenses and replacement power due to extensions of refueling outages at Beaver Valley Unit 1 and Perry
    (3) Higher than forecasted off-peak purchased power prices in PJM during 1st quarter 2003
    (4) Reduced generation margin attributable to higher purchased power prices versus forecast, lower composite prices due to actual sales mix, and reduced generation output
    (5) Higher than forecasted non-fuel nuclear operating and maintenance costs (6) Distribution reliability improvements in JCP&L service territory (7) Final ruling in the JCP&L rate case compared with settlement agreement
    (8) Revised accounting methodology to reflect a more preferable treatment for amortizing certain non-cash expenses related to the recovery of transition assets in Ohio and the recognition of above-market values of certain leased generation assets.
    (9)  See page 4 for reconciliation to revised 2003 GAAP earnings guidance

 ______________________________________________________________________________
|                                                                              |
| This Consolidated Report to the Financial Community includes forward-looking | | statements based on information currently available to management. Such | | statements are subject to certain risks and uncertainties. These statements |
| typically contain, but are not limited to, the terms "anticipate,"           |
| "potential," "expect," "believe," "estimate" and similar words. Actual       |
| results may differ materially due to the speed and nature of increased       |
| competition and deregulation in the electric utility industry, economic or | | weather conditions affecting future sales and margins, changes in markets |
| for energy services, changing energy and commodity market prices,            |
| replacement power costs being higher than anticipated or inadequately        |
| hedged, maintenance costs being higher than anticipated, legislative and     |
| regulatory changes (including revised environmental requirements), the       |
| availability and cost of capital, the inability of the Davis-Besse Nuclear | | Plant to restart (including because of an inability to obtain a favorable | | final determination from the Nuclear Regulatory Commission)in the fall of | | 2003, additional adjustments which may result from the audited restatement | | of the 2002 financial statements and the restatement and review of the first |
| quarter of 2003 for the Company and the re-audits of 2001 financial          |
| statements for Cleveland Electric Illuminating and Toledo                    |
| Edison, inability to accomplish or realize anticipated benefits of strategic |
| goals and other similar factors.                                             |
|______________________________________________________________________________|

                       2003 Revised GAAP Earnings Guidance






                                                                  ($ per share)
                                                                  -------------

 Revised 2003 Non-GAAP Earnings Guidance (1)                      $2.68 - $2.88

 Less:  Davis-Besse Incremental Outage Costs (2)                      0.50
 Less:  Discontinued Operations (3)                                   0.21
 Less:  Unusual Charges - 2nd Quarter (4)                             0.36
 Plus:  Cumulative Effect of Accounting Change - 1st Quarter (5)      0.35
                                                                      ----

 Revised 2003 GAAP Earnings Guidance                              $1.96 - $2.16




Notes:
    (1)  See schedule on page 3
    (2) Includes incremental operating expenses ($80M) and estimated replacement power costs ($170M) for extended Davis-Besse outage
    (3) Discontinued operations net charge recorded in the first and second quarters attributed to the Emdersa abandonment.
    (4)  See schedule on page 8
    (5) Cumulative effect of accounting change in the first quarter related to the adoption of SFAS No. 143


 ______________________________________________________________________________
|                                                                              |
| This Consolidated Report to the Financial Community includes forward-looking | | statements based on information currently available to management. Such | | statements are subject to certain risks and uncertainties. These statements |
| typically contain, but are not limited to, the terms "anticipate,"           |
| "potential," "expect," "believe," "estimate" and similar words. Actual       |
| results may differ materially due to the speed and nature of increased       |
| competition and deregulation in the electric utility industry, economic or | | weather conditions affecting future sales and margins, changes in markets |
| for energy services, changing energy and commodity market prices,            |
| replacement power costs being higher than anticipated or inadequately        |
| hedged, maintenance costs being higher than anticipated, legislative and     |
| regulatory changes (including revised environmental requirements), the       |
| availability and cost of capital, the inability of the Davis-Besse Nuclear | | Plant to restart (including because of an inability to obtain a favorable | | final determination from the Nuclear Regulatory Commission)in the fall of | | 2003, additional adjustments which may result from the audited restatement | | of the 2002 financial statements and the restatement and review of the first |
| quarter of 2003 for the Company and the re-audits of 2001 financial          |
| statements for Cleveland Electric Illuminating and Toledo                    |
| Edison, inability to accomplish or realize anticipated benefits of strategic |
| goals and other similar factors.                                             |
|______________________________________________________________________________|



       FIRSTENERGY CORP.                           Three Months Ended                    Six Months Ended
       CONSOLIDATED INCOME                               June 30,                             June 30,
                                           ------------------------------------ ------------------------------------
       STATEMENTS (thousands):                2003         2002       Change       2003        2002        Change
       ----------------------------------- -----------  ----------- ----------- ----------- -----------  -----------
    (1)REVENUES:
    (2)  Electric Sales                    $2,386,608   $2,254,457  $  132,151  $5,019,808  $4,339,457   $  680,351
    (3)  Natural Gas                          130,756      162,843     (32,087)    379,252     367,435       11,817
    (4)  FE Facilities                         84,601      136,131     (51,530)    161,981     255,884      (93,903)
    (5)  MYR                                  118,294      143,982     (25,688)    230,588     283,776      (53,188)
    (6)  International                         12,835       83,177     (70,342)     44,459     287,803     (243,344)
    (7)  Other                                130,052      117,983      12,069     260,914     217,496       43,418
                                           ----------   ----------  ----------  ----------  ----------   ----------
     (8)     Total revenues                 2,863,146    2,898,573     (35,427)  6,097,002   5,751,851      345,151
                                           ----------   ----------  ----------  ----------  ----------   ----------

    (9)
   (10)EXPENSES:
   (11)  Fuel                                 170,725      190,620     (19,895)    334,863     361,241      (26,378)
   (12)  Purchased Power                      950,828      561,868     388,960   1,975,200   1,076,087      899,113
   (13)  Purchased Gas                        128,634      145,954     (17,320)    358,099     352,181        5,918
   (14)  Other operating expenses             688,895      593,496      95,399   1,384,889   1,229,183      155,706
   (15)  FE Facilities                         84,035      133,421     (49,386)    162,298     251,556      (89,258)
   (16)  MYR                                  116,203      142,533     (26,330)    225,838     279,404      (53,566)
   (17)  International                         15,332       46,463     (31,131)     31,196     135,010     (103,814)
   (18)  Mark-to-Market Adjustment                889       (1,007)      1,896       4,579      (2,146)       6,725
   (19)  Provision for depreciation and
          amortization                        311,522      300,405      11,117     636,384     611,033       25,351
   (20)  General taxes                        163,042      145,106      17,936     341,324     317,094       24,230
                                           ----------   ----------  ----------  ----------  ----------   ----------
   (21)      Total expenses                 2,630,105    2,258,859     371,246   5,454,670   4,610,643      844,027
                                           ----------   ----------  ----------  ----------  ----------   ----------
   (22)INCOME BEFORE INTEREST
   (23)    AND INCOME TAXES                   233,041      639,714    (406,673)    642,332   1,141,208     (498,876)
                                           ----------   ----------  ----------  ----------  ----------   ----------

   (24)Net interest charges:
   (25)  Interest expense                     199,670      231,782     (32,112)    400,320     492,247      (91,927)
   (26)  Capitalized interest                  (7,622)      (6,605)     (1,017)    (16,774)    (12,419)      (4,355)
   (27)  Subsidiaries' preferred stock
          dividend                             13,860       25,105     (11,245)     28,402      49,176      (20,774)
                                           ----------   ----------  ----------  ----------  ----------   ----------

   (28)      Net interest charges             205,908      250,282     (44,374)    411,948     529,004     (117,056)
                                           ----------   ----------  ----------  ----------  ----------   ----------

   (29)Income taxes                            17,649      173,434    (155,785)    111,522     290,138     (178,616)
                                           ----------   ----------  ----------  ----------  ----------   ----------
   (30)Income before discontinued
        operations
   (31)  and accounting change                  9,484      215,998    (206,514)    118,862     322,066     (203,204)
   (32)Discontinued Operations                (67,372)           -     (67,372)    (60,495)          -      (60,495)
   (33)Cumulative effect of accounting
        change                                      -            -           -     102,147           -      102,147
                                           ----------   ----------  ----------  ----------  ----------   ----------

   (34)NET INCOME (LOSS)                   $  (57,888)  $  215,998  $ (273,886) $  160,514  $  322,066    $(161,552)
                                           ==========   ==========  ==========  ==========  ==========   ==========

   (35)
   (36)Basic earnings (loss) per common
        share:
   (37)   Before discontinued operations
           and
   (38)     accounting change                  $ 0.03       $ 0.74     $ (0.71)     $ 0.41      $ 1.10      $ (0.69)
   (39)   Discontinued operations               (0.23)           -       (0.23)      (0.21)          -        (0.21)
   (40)   Cumulative effect of accounting
           change                                   -            -           -        0.35           -         0.35
                                           ----------   ----------  ----------  ----------  ----------   ----------
   (41)                                        $ 0.20)      $ 0.74     $ (0.94)     $ 0.55      $ 1.10      $ (0.55)
                                           ==========   ==========  ==========  ==========  ==========   ==========
   (42)Weighted average number of basic
   (43)  shares outstanding                   294,166      293,080       1,086     294,026     292,935        1,091
                                           ==========   ==========  ==========  ==========  ==========   ==========

   (44)
   (45)Diluted earnings (loss) per common
        share:
   (46)   Before discontinued operations
           and
   (47)     accounting change                  $ 0.03       $ 0.73     $ (0.70)     $ 0.40      $ 1.09      $ (0.69)
   (48)   Discontinued operations               (0.23)           -       (0.23)      (0.21)          -        (0.21)
   (49)   Cumulative effect of accounting
           change                                   -            -           -        0.35           -         0.35
                                           ----------   ----------  ----------  ----------  ----------   ----------
    (50)                                       $(0.20)      $ 0.73     $ (0.93)     $ 0.54      $ 1.09      $ (0.55)
                                           ==========   ==========  ==========  ==========  ==========   ==========
   (51)Weighted average number of diluted
   (52)  shares outstanding                   295,888      294,589       1,299     295,355     294,472          883
                                           ==========   ==========  ==========  ==========  ==========   ==========


                                                                       5



                                                            FIrstEnergy Consolidated Income Segments
                                                                Three Months Ended June 30, 2003
                                     --------------------------------------------------------------------------------
                                               Regulated   Competitive   Other      Reconciling
      (In thousands):                          Services     Services      (c)       Adjustments         Consolidated
      -------------------------------          ----------  ----------   ---------   ------------        ------------
   (1)REVENUES:
   (2)  Electric Sales                         $2,006,468   $  380,140   $       -   $       -           $ 2,386,608
   (3)  Natural Gas                                     -      130,756           -           -               130,756
   (4)  FE Facilities                                   -       84,601           -           -                84,601
   (5)  MYR                                             -      118,294           -           -               118,294
   (6)  International                                   -            -      12,835           -                12,835
   (7)  Other                                      76,191       26,057       9,258      18,546 (a)           130,052
   (8)  Internal revenues                         233,634      512,055     146,707    (892,396)(b)                 -
                                               ----------   ----------   ---------   ---------           -----------
   (9)     Total revenues                       2,316,293    1,251,903     168,800    (873,850)            2,863,146
                                               ----------   ----------   ---------   ---------           -----------
  (10)
  (11)EXPENSES:
  (12)  Fuel                                            -      167,857       2,868           -               170,725
  (13)  Purchased Power                         1,070,993      391,890           -    (512,055)(b)           950,828
  (14)  Purchased Gas                                   -      128,634           -           -               128,634
  (15)  Other operating expenses                  488,030      413,008     117,722    (329,865)(a)(b)        688,895
  (16)  FE Facilities                                   -       84,035           -           -                84,035
  (17)  MYR                                             -      116,203           -           -               116,203
  (18)  International                                   -            -      15,332           -                15,332
  (19)  Mark-to-Market Adjustment                       -          889           -           -                   889
  (20)  Provision for depreciation and
         amortization                             292,964        8,468      10,090           -               311,522
  (21)  General taxes                             144,867        5,141       3,853       9,181               163,042
                                               ----------   ----------   ---------   ---------           -----------
  (22)      Total expenses                      1,996,854    1,316,125     149,865    (832,739)            2,630,105
                                               ----------   ----------   ---------   ---------           -----------
  (23)INCOME BEFORE INTEREST
  (24)    AND INCOME TAXES                        319,439      (64,222)     18,935     (41,111)              233,041
                                               ----------   ----------   ---------   ---------           -----------
  (25)Net interest charges:
  (26)  Interest expense                          124,251       12,357     104,173     (41,111)(b)           199,670
  (27)  Capitalized interest                       (6,034)      (1,588)          -           -                (7,622)
  (28)  Subsidiaries' preferred stock
         dividends                                 13,860            -           -           -                13,860
                                               ----------   ----------   ---------   ---------           -----------
  (29)      Net interest charges                  132,077       10,769     104,173     (41,111)              205,908
                                               ----------   ----------   ---------   ---------           -----------
  (30)Income taxes                                 80,346      (30,962)    (31,735)          -                17,649
                                               ----------   ----------   ---------   ---------           -----------
  (31)Income before discontinued operations
  (32)  and an accounting change                  107,016      (44,029)    (53,503)          -                 9,484
  (33)Discontinued operations                           -            -     (67,372)          -               (67,372)
  (34)Cumulative effect of an accounting
        change                                          -            -           -           -                     -
                                               ----------   ----------   ---------   ---------           -----------
   (35)NET INCOME (LOSS)                        $ 107,016   $  (44,029)  $(120,875)  $       -           $   (57,888)
                                               ==========   ==========   =========   =========           ===========




                                                            Three Months Ended June 30, 2002
                                     --------------------------------------------------------------------------------
                                                Regulated  Competitive   Other       Reconciling
      (In thousands):                            Services    Services      (c)       Adjustments        Consolidated
      -----------------------------             ----------  ---------- -----------  ------------        ------------
   (1)REVENUES:
   (2)  Electric Sales                         $2,118,449   $  136,008   $       -   $       -           $ 2,254,457
   (3)  Natural Gas                                     -      162,843           -           -               162,843
   (4)  FE Facilities                                   -      136,131           -           -               136,131
   (5)  MYR                                             -      143,982           -           -               143,982
   (6)  International                                   -            -      83,177           -                83,177
   (7)  Other                                      92,016       10,770       9,389       5,808 (a)           117,983
   (8)  Internal revenues                         236,327      357,416     124,653    (718,396)(b)                 -
                                               ----------   ----------   ---------   ---------           -----------
   (9)     Total revenues                       2,446,792      947,150     217,219    (712,588)            2,898,573
                                               ----------   ----------   ---------   ---------           -----------
  (10)
  (11)EXPENSES:
  (12)  Fuel                                        1,298      186,306       3,016           -               190,620
  (13)  Purchased Power                           939,374       (8,917)          -    (368,589)(b)           561,868
  (14)  Purchased Gas                                   -      145,954           -           -               145,954
  (15)  Other operating expenses                  472,135      313,987     136,467    (329,093)(a)(b)        593,496
  (16)  FE Facilities                                   -      133,421           -           -               133,421
  (17)  MYR                                             -      142,533           -           -               142,533
  (18)  International                                   -            -      46,463           -                46,463
  (19)  Mark-to-Market Adjustment                       -        4,508      (5,515)          -                (1,007)
  (20)  Provision for depreciation and
         amortization                             282,344        6,206      11,855           -               300,405
  (21)  General taxes                             138,338        4,685       2,083           -               145,106
                                               ----------   ----------   ---------   ---------           -----------

  (22)      Total expenses                      1,833,489      928,683     194,369    (697,682)            2,258,859
                                               ----------   ----------   ---------   ---------           -----------
  (23)INCOME BEFORE INTEREST
  (24)    AND INCOME TAXES                        613,303       18,467      22,850     (14,906)              639,714
                                               ----------   ----------   ---------   ---------           -----------
  (25)Net interest charges:
  (26)  Interest expense                          133,316       10,528     102,844     (14,906)(b)           231,782
  (27)  Capitalized interest                       (2,793)      (2,841)       (971)          -                (6,605)
  (28)  Subsidiaries' preferred stock
         dividends                                 25,105            -           -           -                25,105
                                               ----------   ----------   ---------   ---------           -----------
  (29)      Net interest charges                  155,628        7,687     101,873     (14,906)              250,282
                                               ----------   ----------   ---------   ---------           -----------

  (30)Income taxes                                202,042        4,408     (33,016)          -               173,434
                                               ----------   ----------   ---------   ---------           -----------

  (31)Income before discontinued operations
  (32)  and an accounting change                  255,633        6,372     (46,007)          -               215,998
  (33)Discontinued operations                           -            -           -           -                     -
  (34)Cumulative effect of a change in
       accounting                                       -            -           -           -                     -
                                               ----------   ----------   ---------   ---------           -----------
  (35)NET INCOME                               $  255,633   $    6,372   $ (46,007)  $       -           $   215,998
                                               ==========   ==========   =========   =========           ===========



                                             FirstEnergy Consolidated Income Segments
                                             Three Months Ended June 30, 2003 VS 2002
                                             ----------------------------------------

                                               Regulated    Competitive    Other    Reconciling
      (In thousands):                           Services     Services       (c)     Adjustments         Consolidated
      -----------------------------            ----------   -----------  ---------   ----------         ------------
   (1)REVENUES:
   (2)  Electric Sales                         $ (111,981)  $  244,132   $       -   $       -           $   132,151
   (3)  Natural Gas                                     -      (32,087)          -           -               (32,087)
   (4)  FE Facilities                                   -      (51,530)          -           -               (51,530)
   (5)  MYR                                             -      (25,688)          -           -               (25,688)
   (6)  International                                   -            -     (70,342)          -               (70,342)
   (7)  Other                                     (15,825)      15,287        (131)     12,738 (a)            12,069
   (8)  Internal revenues                          (2,693)     154,639      22,054    (174,000)(b)                 -
                                               ----------   ----------   ---------   ---------           -----------
   (9)     Total revenues                        (130,499)     304,753     (48,419)   (161,262)              (35,427)
                                               ----------   ----------   ---------   ---------           -----------
  (10)
  (11)EXPENSES:
  (12)  Fuel                                       (1,298)     (18,449)       (148)          -               (19,895)
  (13)  Purchased Power                           131,619      400,807           -    (143,466)(b)           388,960
  (14)  Purchased Gas                                   -      (17,320)          -           -               (17,320)
  (15)  Other operating expenses                   15,895       99,021     (18,745)       (772)(a)(b)         95,399
  (16)  FE Facilities                                   -      (49,386)          -           -               (49,386)
  (17)  MYR                                             -      (26,330)          -           -               (26,330)
  (18)  International                                   -            -     (31,131)          -               (31,131)
  (19)  Mark-to-Market Adjustment                       -       (3,619)      5,515           -                 1,896
  (20)  Provision for depreciation and
         amortization                              10,620        2,262      (1,765)          -                11,117
  (21)  General taxes                               6,529          456       1,770       9,181                17,936
                                               ----------   ----------   ---------   ---------           -----------
  (22)      Total expenses                        163,365      387,442     (44,504)   (135,057)              371,246
                                               ----------   ----------   ---------   ---------           -----------
  (23)INCOME BEFORE INTEREST
  (24)    AND INCOME TAXES                       (293,864)     (82,689)     (3,915)    (26,205)             (406,673)
                                               ----------   ----------   ---------   ---------           -----------
  (25)Net interest charges:
  (26)  Interest expense                           (9,065)       1,829       1,329     (26,205)(b)           (32,112)
  (27)  Capitalized interest                       (3,241)       1,253         971           -                (1,017)
  (28)  Subsidiaries' preferred stock
         dividends                                (11,245)           -           -           -               (11,245)
                                               ----------   ----------   ---------   ---------           -----------
  (29)      Net interest charges                  (23,551)       3,082       2,300     (26,205)              (44,374)
                                               ----------   ----------   ---------   ---------           -----------
  (30)Income taxes                               (121,696)     (35,370)      1,281           -              (155,785)
                                               ----------   ----------   ---------   ---------           -----------
  (31)Income before discontinued operations
  (32)  and an accounting change                 (148,617)     (50,401)     (7,496)          -              (206,514)
  (33)Discontinued operations                           -            -     (67,372)          -               (67,372)
  (34)Cumulative effect of a change in
       accounting                                       -            -           -           -                     -
                                               ----------   ----------   ---------   ---------           -----------
  (35)NET INCOME                               $ (148,617)  $  (50,401)  $ (74,868)  $       -           $  (273,886)
                                               ===========  ==========   =========   =========           ===========



      Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting.
      (a) Principally fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes.
      (b) Elimination of intersegment transactions.
      (c) "Other" segment primarily consists of corporate support services and international businesses.


                                             FirstEnergy Statistical Summary

------------------------------------------------------------------------------------------------------------------
                                     FirstEnergy Combined Electric Sales Statistics
------------------------------------------------------------------------------------------------------------------
                                                    Three Months Ended June 30,       Six Months Ended June 30,
                                                   ------------------------------   ------------------------------
                                                     2003      2002      Change       2003      2002     Change
                                                   -------   -------   ----------   -------   -------   --------
                                                          (In Millions)                    (In Millions)
ELECTRIC GENERATION SALES (KWHs):
  Retail -
    Regulated                                       19,386    21,727      -10.8%     41,504    43,399      -4.4%
    Unregulated                                      3,335     2,049       62.8%      6,564     3,452      90.2%
                                                   --------  --------  ----------   --------  --------   --------
  Total Retail                                      22,721    23,776       -4.4%     48,068    46,851       2.6%
  Wholesale                                          9,737     4,231      130.1%     20,163     8,552     135.8%
                                                   --------  --------  ----------   --------  --------   --------
     Total Electric Generation Sales                32,458    28,007       15.9%     68,231    55,403      23.2%
                                                   ========  ========  ==========   ========  ========   ========

ELECTRIC DISTRIBUTION DELIVERIES (KWHs):
  Residential                                        7,258     7,685       -5.6%     17,385    16,458       5.6%
  Commercial                                         7,853     7,876       -0.3%     16,145    15,303       5.5%
  Industrial                                         9,423     9,677       -2.6%     18,146    18,285      -0.8%
  Other                                                138       133        3.8%        279       271       3.0%
                                                   --------  --------  ----------   --------  --------   --------
     Total Distribution Deliveries                  24,672    25,371       -2.8%     51,955    50,317       3.3%
                                                   ========  ========  ==========   ========  ========   ========

ELECTRIC SALES SHOPPED (KWHs):
  Residential                                        1,400     1,124       24.6%      3,047     2,303      32.3%
  Commercial                                         1,720       786      118.8%      3,346     1,505     122.3%
  Industrial                                         2,166     1,734       24.9%      4,058     3,110      30.5%
                                                   --------  --------  ----------   --------  --------   --------
     Total Electric Sales Shopped                    5,286     3,644       45.1%     10,451     6,918      51.1%
                                                   ========  ========  ==========   ========  ========   ========
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                           At June 30,
                                     ------------------------------------------------------

                                        2003        % Total          2002          % Total
                                     ----------    ----------    -----------      ---------
Capitalization ( in thousands):
-------------------------------
Total common  equity               $  7,135,950        31%         7,537,717         31%
Preferred stock *                       640,224         3%         1,099,132          4%
Long-term debt *                     12,565,943        55%        13,149,059         55%
Short-term debt *                     1,045,067         4%           655,409          3%
Off-balance sheet debt equivalent:
  - Sale-leaseback arrangements       1,446,815         6%         1,467,254          6%
  -Accounts receivable factoring        145,000         1%           160,000          1%
                                   ------------      -----      ------------      ------
    Total Capitalization           $ 22,978,999       100%      $ 24,068,571        100%
                                   ============      =====      ============      ======

* Includes amounts due to be paid within one year, JCP&L securitization of $305 million and $320 million in 2003 and 2002, respectively, and debt related to pending divestitures in 2002.

------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended June 30,              Six Months Ended June 30,
                                              -----------------------------------------     ----------------------------------------

                                                 2003           2002           Change          2003           2002        Change
                                              ----------     ----------     -----------      --------      ---------    ----------
                                                           (in thousands)                                (in thousands)
Financial Statistics ( in thousands):
--------------------------------------
L-T Debt and Preferred Stock Redemptions      $ 292,714      $ 199,738       $  92,976       $ 414,528     $ 568,942     $(154,414)
Short-term Debt Increase (Decrease)           $ 189,490      $ (85,005)      $ 274,495       $ (48,000)     $ 30,551     $ (78,551)
Capital Investments                           $ 177,159      $ 224,399       $ (47,240)      $ 368,000     $ 416,691     $ (48,691)
---------------------------------------------------------------------------------------      ---------------------------------------


---------------------------------------------------------------------------------------      ---------------------------------------
Unusual Charges: 2003 vs 2002                                Three Months Ended                        Six Months Ended
                                                                  June 30,                                 June 30,
                                              -----------------------------------------    -----------------------------------------
                                                 2003          2002           Change           2003          2002          Change
                                              ----------    --------      -------------    ------------   ---------    -------------
JCP&L Rate Case Disallowance                  $(158,521)        $ -       $ (158,521)      $ (158,521)         $ -     $ (158,521)
Note Receivable Impairment                      (12,563)          -          (12,563)         (12,563)           -        (12,563)
Loss on sale of natural gas operations unit      (6,200)          -           (6,200)          (6,200)           -         (6,200)
Long-term Derivative Contract Adjustment              -           -                -                -      (18,091)        18,091
Equity Investment - Bankruptcy                        -           -                -                -      (30,371)        30,371
Telecommunications Investment Writedown               -           -                -                -      (12,610)        12,610
Generation Project Cancellation                       -           -                -                -      (17,102)        17,102
                                              ----------    --------      -----------      -----------   ----------    ----------
  Total - Pre-tax Expenses                    $(177,284)        $ -       $ (177,284)      $ (177,284)   $ (78,174)    $ (99,110)
                                              ==========    ========      ===========      ===========   ==========    ==========

EPS Effect                                       ($0.36)      $0.00           ($0.36)          ($0.36)      ($0.16)       ($0.20)
                                              ==========    ========      ===========      ===========   ==========    ==========

------------------------------------------------------------------------------------------------------------------------------------

                                                            8


                                             FirstEnergy Statistical Summary

---------------------------------------------------------------------------------------------------------------------
                                                  Three Months Ended                     Six Months Ended
                                                       June 30,                              June 30,
                                             ------------------------------------------------------------------------
                                             2003        2002       Change         2003        2002       Change
                                            ------      ------      -------       ------      ------      ------
    NATURAL GAS SALES (Decatherms):                  (in thousands)                       (in thousands)
      Retail                                14,146      21,470       -34.1%       43,723      59,736      -26.8%
      Wholesale                              9,677      19,240       -49.7%       19,713      31,540      -37.5%
                                            ------      ------       ------       ------      ------      ------
         Total Natural Gas Sales            23,823      40,710       -41.5%       63,436      91,276      -30.5%
                                            ======      ======       -=====       ======      ======      =======

---------------------------------------------------------------------------------------------------------------------


                                             Three Months Ended June 30,            Six Months Ended June 30,
                                             2003        2002        Change        2003        2002       Change
                                           --------   ---------     --------    ---------   ---------    --------
    Regulatory Asset Amortization                   (in thousands)                        (in thousands)
    -----------------------------
    Depreciation and Amortization         $ 198,897   $ 187,864     $ 11,033    $ 423,331   $ 378,453    $ 44,878
    Income Tax Amortization                  14,744      12,936        1,808       30,234      26,006       4,228
                                          ---------   ---------     --------    ---------   ---------    --------
      Total                               $ 213,641   $ 200,800     $ 12,841    $ 453,565   $ 404,459    $ 49,106
                                          =========   =========     ========    =========   =========    ========

    Regulatory Deferrals
    --------------------
    Ohio Transition Plan
    --------------------
    Beginning Balance                     $ 309,368   $ 118,901                 $ 259,353    $ 75,406
    Deferral of Shopping Incentives          42,223      31,779     $ 10,444       87,649      62,815    $ 24,834
    Deferral of New Regulatory Assets         3,098      10,187       (7,089)       7,687      22,646     (14,959)
                                          ---------   ---------     --------    ---------    --------    --------
    Current period deferrals                 45,321      41,966     $  3,355       95,336      85,461    $  9,875
                                          ---------    --------     ========    ---------    --------    ========
    Ending Balance-Ohio Deferrals         $ 354,689   $ 160,867                 $ 354,689   $ 160,867
                                          =========   =========                 =========   =========

    Deferred Energy Costs
    ---------------------
    Pennsylvania
    ------------
    Beginning Balance                     $   -       $ 199,400                 $   -       $ 218,531
    Deferral (recovery) of energy costs       -           7,687     $ (7,687)       -         (11,444)   $ 11,444
                                          --------    ---------     --------    ---------   ---------    --------
    Current period change                     -           7,687     $ (7,687)       -         (11,444)   $ 11,444
                   -                      --------    ---------     ========    ---------   ---------    ========
    Ending Balance                        $   -       $ 207,087                   $   -     $ 207,087
                                          ========    =========     --------    =========   =========
    New Jersey
    ---------
    Beginning Balance                     $ 530,328   $ 319,855                 $ 548,641   $ 301,204
    Deferral (recovery) of energy costs      60,894      94,003    $ (33,109)      42,581     112,654   $ (70,073)
    Rate case disallowance                 (152,500)          -     (152,500)    (152,500)          -    (152,500)
                                          ---------   ---------    ---------    ---------   ---------   ---------
    Current period change                   (91,606)     94,003    $(185,609)    (109,919)    112,654   $(222,573)
                                          ---------   ---------    =========    ---------   ---------   =========
    Ending Balance                        $ 438,722   $ 413,858                 $ 438,722   $ 413,858
                                          =========   =========                 =========   =========

    Mark-to-Market Adjustment
    -------------------------
    Expenses - Pre-Tax Income Effect:
      Increase (Decrease)                     $ 889    $ (1,007)     $ 1,896      $ 4,579    $ (2,146)    $ 6,725

    EPS Effect                                $0.00       $0.00        $0.00       ($0.01)      $0.00      ($0.01)
---------------------------------------------------------------------------------------------------------------------

                                                        At June 30,
                                               -----------------------------
    Operating Statistics (12 mos. Ending)      2003                    2002
    -------------------------------------     ------                  ------
    System Load Factor                         60.7%                   59.5%
    Capacity Factors:
       Fossil                                  59.6%                   55.7%
       Nuclear                                 65.1%                   82.9%
    Generation Output:
      Fossil                                     69%                     61%
      Nuclear                                    31%                     39%

    Weather
    -------
     Composite Heating Days Year-to-Date          706                   712
      (Normal - 671)

    Composite Cooling Days Year-to-Date          158                    268
      (Normal - 240)

---------------------------------------------------------------------------------------------------------------------
                                                            9


RECENT DEVELOPMENTS
--------------------------------------------------------------------------------

Restatement of Financial Statements

FirstEnergy will restate its 2002 financial statements to reflect a more preferable treatment for amortizing certain non-cash expenses related to the recovery of transition assets in Ohio and the recognition of above-market values of certain leased generation assets. The accounting treatment of these items has been fully disclosed since implementation and audited by Arthur Andersen LLP from 1997-2001 and by PricewaterhouseCoopers LLP in 2002. Since FirstEnergy's 2002 financial statements will be restated, investors are cautioned not to rely on the previously audited 2002 statements. Since Arthur Andersen was the company's independent auditor in 2001, the financial statements of its CEI and Toledo Edison subsidiaries for that year will be re-audited by PricewaterhouseCoopers, which is expected to take several weeks to complete.

These changes are expected to reduce FirstEnergy's earnings per share by $0.23 in 2002 and $0.17 in 2003. Annual earnings through 2005 will be lowered by these changes while earnings from 2006 through 2017 will be increased. Over the period 2002 - 2017 the cumulative impact of these changes will be to increase net income by $381 million.

Davis-Besse  Nuclear  Power Station

The Company has decided that it will proceed with modifications to the High Pressure Injection (HPI) pumps that should result in the plant's availability for restart in the fall of 2003. The Nuclear Regulatory Commission will make the final determination on when the plant can return to service. The 2003 incremental O&M expenses - initially estimated at $50 million - are now expected to be approximately $80 million. The estimated cost of replacement power remains unchanged at $15 million per month for the non-summer months and $20 to $25 million per month for July and August. On-peak replacement energy is fully hedged through the end of the fall of 2003.

Nuclear Plant  Refueling  Outages

During the second quarter, the Beaver Valley Unit 1 refueling outage was extended by approximately two weeks to repair minor surface flaws on four of the 65 control rod drive mechanism nozzles, and the Perry Plant refueling outage was extended by approximately four weeks to make reliability and performance improvements to various plant systems. The duration of the refueling outages was 52 and 56 days, respectively.

Jersey  Central Power & Light  (JCP&L)

Rate Case Decision On July 25th, the New Jersey Board of Public Utilities (BPU) rendered its decision in the JCP&L rate case. The new rates were effective August 1st. In its ruling, the BPU:

o  Reduced JCP&L's annual revenues by approximately $60 million,

o Provided an interim allowed return on equity (ROE) of 9.5% for the next 6 to 12 months, and

o Announced a Phase II proceeding during which the ROE may be increased to 9.75% or decreased to 9.25% depending on the BPU's assessment of the reliability of the company's service, and

o Disallowed $153 million of the $618 million of estimated deferred energy costs. The Company wrote-off the disallowance during the second quarter.

The Company is considering its options including potentially a request for reconsideration with the BPU and an appeal to the Appellate Division of the Superior Court of New Jersey.

Divestiture of Non-Core Assets

On May 22, we reached an agreement to sell our remaining 20.1% ownership interest in Avon Energy Partners Holdings. FirstEnergy will receive approximately $14 million from the sale, subject to bondholder approval. Separately, FirstEnergy received approximately $63 million from the sale of the note receivable from Aquila related to the 2002 sale of 79.9% of Avon Energy Partners Holdings.

          Forward-Looking Statement: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risk and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate," and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), availability and cost of capital, inability of the Davis-Besse Nuclear Power Station to restart (including because of any inability to obtain a favorable final determination from the Nuclear Regulatory Commission) in the fall of 2003, additional adjustments which may result from the audited restatement of the 2002 financial statements and the restatement and review of the first quarter of 2003 for the Company and the re-audit of 2001 financial statements for Cleveland Electric Illuminating and Toledo Edison, inability to accomplish or realize anticipated benefits of strategic goals and other similar factors.

                                       10